SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

KULR TECHNOLOGY GROUP, INC.

(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Forge River Road, Suite 100, Webster, Texas 77598

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

N/A

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On January 6, 2025, KULR Technology Group, Inc. (the “Company” or “KULR”) issued a press release announcing that the Company completed a purchase of 213.43 bitcoin, on January 4, 2025, for approximately $21 million, at a weighted average price of $98,393.58 per bitcoin, inclusive of fees and expenses. KULR also announced that its BTC Yield, a key performance indicator described below, from KULR’s initial bitcoin purchase in December 2024 to January 4, 2025, was 93.7%.

BTC Yield as a Key Performance Indicator (KPI)

KULR uses BTC Yield as a KPI to help assess the performance of its strategy of acquiring bitcoin in a manner KULR believes is accretive to stockholders. KULR believes this KPI can be used to supplement an investor’s understanding of KULR’s decision to fund the purchase of bitcoin by issuing additional shares of its common stock. As further described below, when KULR uses this KPI, management also takes into account the various limitations of this metric.

Important Information about BTC Yield KPI

BTC Yield is a KPI that represents the percentage change period-to-period of the ratio between KULR’s bitcoin holdings and its Assumed Diluted Shares Outstanding. Assumed Diluted Shares Outstanding refers to the aggregate of KULR’s actual shares of common stock outstanding as of the end of each period plus all additional shares that would result from the settlement of and exercise of all outstanding derivative securities. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions or the exercise price of any derivative securities.

Additionally, BTC Yield is not, and should not be understood as, an operating performance measure or a financial or liquidity measure. In particular, BTC Yield is not equivalent to a “yield” in the traditional financial context. It is not a measure of the return on investment KULR’s stockholders may have achieved historically or can achieve in the future by purchasing stock of KULR, or a measure of income generated by KULR’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets.

The trading price of KULR’s common stock is impacted by numerous factors in addition to the amount of bitcoins KULR holds and number of actual or potential shares of its stock outstanding. As a result, the market value of KULR’s shares may trade at a discount or a premium relative to the market value of the bitcoin KULR holds. BTC Yield is not indicative nor predictive of the trading price of KULR’s shares of common stock. As noted above, this KPI is narrow in its purpose and is used by management to assist in assessing whether KULR is using equity capital in a manner accretive to stockholders solely as it pertains to its bitcoin holdings.

In calculating this KPI, KULR does not take into account the source of capital used for the acquisition of its bitcoin. KULR notes in particular, it could acquire bitcoin using cash flow from operations, if any, as well as proceeds from external financings including, but not limited to, from the sale of shares in its at-the-market (ATM) offering. Accordingly, this metric might overstate or understate the accretive nature of KULR’s use of equity capital to buy bitcoin because not all bitcoin may be acquired using proceeds of equity offerings and not all issuances of equity may involve the acquisition of bitcoin.

KULR’s ability to achieve positive BTC Yield may depend on a variety of factors, including, but not limited to, its ability to generate cash from operations in excess of its fixed charges and other expenses, as well as factors outside of its control, such as the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results. BTC Yield is a historical looking metric and indicates no promise, guarantee, recommendation or advice regarding future performance of KULR common stock, operating performance, bitcoin holdings, or the performance of bitcoin itself.

KULR has historically not paid dividends on its shares of common stock, and by presenting this KPI, KULR makes no suggestion regarding its intent with respect to paying dividends in the future. Ownership of common stock does not represent an ownership interest in the bitcoin KULR holds.

Investors should rely on the financial statements and other disclosures contained in KULR’s SEC filings. This KPI is merely a supplement, not a substitute for any information an investor may consider in seeking to understand the Company’s status, prospects, and potential. It should be used with the indicated understanding of its limited purpose and many limitations.

This current report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy KULR’s shares of common stock described herein, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD. The Company uses, and will continue to use, its website, press releases, and various social media channels, including its Twitter account (twitter.com/kulrtech), its LinkedIn account (linkedin.com/company/kulr-technology-corporation), its Facebook account (facebook.com/KULRTechnology), its TikTok account (tiktok.com/Kulr_tech), its Instagram account (instagram.com/Kulr_tech), and its YouTube account (youtube.com/channel/UC3wZBPINQd51N6p35Mo5uQg), as additional means of disclosing public information to investors, the media and others interested in the Company. It is possible that certain information that the Company posts on its website, disseminates in press releases and on social media could be deemed to be material information, and the Company encourages investors, the media and others interested in the Company to review the business and financial information that the Company posts on its website, disseminates in press releases and on the social media channels identified above, as such information could be deemed to be material information.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On January 6, 2025, the Company issued a press release announcing that the Company completed a purchase of 213.43 bitcoin, on January 4, 2025, for approximately $21 million, at a weighted average price of $98,393.58 per bitcoin, inclusive of fees and expenses.

Item 9.01	Exhibits

Exhibit No.	Description
99.1	Press Release dated January 6, 2025
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: January 6, 2025	By:	/s/ Michael Mo
Michael Mo
Chief Executive Officer